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                                                                    EXHIBIT 4.4

                               CHEMFIRST INC.
                         1995 LONG TERM INCENTIVE PLAN


1.       PURPOSE

         The purpose of this Plan is to further the growth in earnings and market appreciation of ChemFirst Inc. by providing long-term incentives to directors, officers, and employees of the Company and its subsidiaries, partnerships and joint ventures. The Company intends that the Plan will help attract, retain and motivate officers, directors and key employees of high caliber and good potential and promote the alignment of the participants' interests with that of the Company's shareholders.

2.       DEFINITIONS

         For purposes of this Plan, the following terms shall have the meanings set forth below:

         "Annual Incentive" means an amount payable pursuant to any short term incentive compensation plan or sales incentive plan of the Company.

         "Award" means an award granted under this Plan.

         "Base Salary" means the regular salary paid to an employee. Base Salary shall not include bonuses or other forms of compensation which are not considered regular earnings by the Company.

         "Board" means the Board of Directors of the Company.

         "Cash Retainer" means the regular retainer payment paid to a Director. Cash Retainer shall not include meeting fees or committee fees or other forms of compensation which are not considered a regular component of a Director's retainer.

         "Change in Control" shall have the meaning set forth in Paragraph 19.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall consist of two or more members of the Board who are "disinterested persons" within the meaning of Rule 16b-3.

         "Company" means ChemFirst Inc.

         "Conversion Award" means an Award issued in place of cash compensation, pursuant to Paragraph 7 of the Plan.


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         "Director" means a member of the Board of Directors of the Company or a Subsidiary.

         "Employee" means any officer or other employee of the Company or a Subsidiary.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Exchange Date" means the date upon which cash compensation is replaced by a Conversion Award. For purposes of:

         (a) base salary, that date shall be the first business day of January.

         (b) annual incentives, that date shall be the date on which the annual incentive is paid.

         (c) director retainer payments, that date shall be the first day each year that a retainer payment is made.

         "Fair Market Value" means, as of any date, the average of the highest and lowest prices at which the Stock is traded on such date on the principal market on which the Stock is traded, or if the Stock is not traded on such date, on the immediately preceding date on which the Stock is traded.

         "Incentive Stock Option" means an option meeting the requirements of
         Section 422 of the Code.

         "Nonemployee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

         "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

         "Participant" means an Employee or Director who has been selected by the Committee to receive an Award under the Plan.

         "Performance Period" means the period of time designated by the Committee in which an Award may be earned.

         "Performance Shares" means shares of Stock that may be earned under the Plan, subject to the satisfaction of certain performance criteria over a Performance Period.

         "Performance Units" means a dollar denominated unit that may be earned under the Plan, subject to the satisfaction of performance criteria over a Performance Period.

         "Plan" means this ChemFirst Inc. 1995 Long Term Incentive Plan, as amended from time to time.




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         "Restricted Stock" means shares of Stock which may be earned under the
         Plan, subject to continued employment or other vesting criteria.

         "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as amended from time to time.

         "Share Unit" is the right to receive an amount of cash or Stock equal to the value of a share of Stock at a future date.

         "Stock" means the common stock of the Company.

         "Stock Option" means an option granted pursuant to the Plan, whether an Incentive Stock Option or a Nonqualified Stock Option.

         "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has at least a fifty percent beneficial ownership interest.

3.       ADMINISTRATION

         The Plan shall be administered by the Board and/or the Committee, as the Board shall determine in its sole discretion from time to time. In exercising its discretion with respect to the administration of the Plan, the Board shall have the option of administrating only certain aspects of the Plan, such as the determination and approval of Awards to be granted under the Plan, and delegating the administration of the remaining aspects of the Plan to the Committee. The Board and/or the Committee, as the case may be, shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the Employees and Directors to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size and terms of each such Award; to determine the time when Awards will be granted to Employees and Directors; and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the above, the Company's Chief Executive Officer or some other officer designated by the Board or the Committee, as the case may be, shall have the authority to grant for purposes of Section 16 of the Exchange Act, Awards to newly hired employees who are not executive officers of the Company, subject to such limitations as may be established by the Board or the Committee, as the case may be. All provisions elsewhere in this Plan dealing with administration of and decisions under this Plan which refer to the Committee shall be deemed to refer to the Board whenever the Board is administrating, pursuant to this Section 3, the aspect of the Plan to which said provision relates.

4.       PARTICIPATION

         The Committee, in its discretion, may grant Awards to any Employee or Director, subject to the provisions of the Plan. No Employee or Director shall be entitled as a matter of



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         right to receive an Award, nor shall the grant of an Award entitle an
         Employee or Director to receive any future Award.

5.       SHARES SUBJECT TO THE PLAN

         (a) A maximum of 980,000 shares of Stock may be issued pursuant to the Plan provided, however, that no more than 240,000 shares may be granted in the form of Restricted Stock Awards. The total number of shares authorized and the number of shares which may be granted in the form of Restricted Stock Awards are subject to adjustment pursuant to Paragraph 16. Shares issued pursuant to the Plan shall be either authorized but unissued shares of Stock or shares of Stock held as treasury stock.

         (b) To the extent that any Award is canceled or forfeited, or terminates, expires, or lapses for any reason, any unissued shares of Stock subject to such Award shall again be available for grant under the Plan.

         (c) Any Awards granted in substitution for awards or rights issued by a company that is acquired by the Company or a Subsidiary shall not reduce the number of Shares available for grant under the Plan.

         (d) Subject to adjustment pursuant to Paragraph 16, the maximum number of shares of Stock with respect to which any Employee may be awarded Stock Options, Restricted Stock or Stock Appreciation Rights in any calendar year under Paragraph 6 shall be 60,000 shares.

6.       AWARDS TO EMPLOYEES AND DIRECTORS

         As the Committee may determine, the following types of Awards may be granted under the Plan to Employees and Directors, either alone, in combination or an alternative basis:

         (a) Stock Options: Stock Options shall be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee. Stock Options shall be granted with an exercise price which shall not be less than one hundred percent of Fair Market Value on the date of grant.

               Incentive Stock Options shall comply with the provisions of
               Section 422 of the Code and to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under all plans of the Company and its parent and Subsidiaries exceeds $100,000, such options shall be treated as Nonqualified Stock Options.

               A Stock Option may be exercised at such times as may be specified by the Committee at the time of grant, provided that no Stock Option granted under this Paragraph 6 shall be exercisable later than ten years after grant, or, in the case of




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               Participants subject to Section 16 of the Exchange Act, earlier than six months after grant and provided further that the Committee may at any time before complete termination of a stock option, accelerate the time or times at which such option may be exercised, if whole or in part.

         (b) Stock Appreciation Rights: Stock Appreciation Rights shall entitle a Participant to receive upon exercise, for each stock appreciation right exercised, (i) the excess of the Fair Market Value of a share of Stock at the time of exercise, over a price specified by the Committee, multiplied by (ii) the number of Stock Appreciation Rights exercised. The price specified by the Committee shall not be less than one hundred percent of Fair Market Value at the time the Stock Appreciation Right was granted, or, if connected with a previously issued stock option, the Fair Market Value at the time such previously issued stock option was granted. A Stock Appreciation Right may be granted in tandem with all or any portion of a previously or contemporaneously granted stock option (including, in addition to Stock Options granted under the Plan, options granted under other plans of the Company), or not in connection with a stock option.

               Payment pursuant to a Stock Appreciation Right may be made in the form of Stock, cash or a combination thereof, as the Committee may determine. A Stock Appreciation Right may be exercised at such times as may be specified by the Committee, either at the time of grant or thereafter, provided that no Stock Appreciation Right shall be exercisable earlier than six months after grant nor later than ten years after grant.

         (c) Performance Shares and Performance Units: An Award of Performance Shares or Performance Units shall entitle a Participant to receive Stock or a cash payment specified by the Committee, depending upon the attainment of performance criteria over a Performance Period. The Performance Period and performance criteria shall be specified by the Committee and may relate to the performance of the Company or one or more Subsidiaries or a combination thereof. Other than an Award intended to qualify under Section 162(m) of the Code, the Committee may adjust previously established performance criteria and other terms and conditions of an Award, at any time prior to the determination of the payment amount, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events, in each case in order to prevent dilution or enlargement of rights.

               Payment pursuant to an Award of Performance Shares or Performance Units shall be made following the Committee's determination of the extent to which the performance criteria were satisfied, and shall be made in the form of Stock, cash or a combination thereof, as the Committee may determine. Payment shall be made as promptly as practicable following the end of the Performance Period unless deferred subject to such terms and conditions as may be prescribed by the Committee. The Committee may authorize payments in Stock (in the form of any



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               Award available under the Plan) under any previously existing performance unit or performance share plans of the Company or any Subsidiary.

         (d) Restricted Stock: Awards of Restricted Stock shall be issued in the name of a Participant as soon as practicable following the date of grant by the Committee. Such Awards shall be subject to such conditions, terms and restrictions (including performance-based or employment-based vesting, forfeiture conditions and transfer restrictions) and shall be for such period or periods as shall be determined by the Committee or as expressly stated in the Plan. The Committee shall have the power to permit an acceleration of the expiration of the applicable restriction period with respect to all or part of the shares awarded to a Participant pursuant to a Restricted Stock Award.

               During the restricted period, a Participant holding shares of Restricted Stock shall have all the rights of a shareholder, including the right to vote and receive dividends, but shall not sell, assign, transfer, exchange, pledge, hypothecate or otherwise encumber such shares. Shares of Restricted Stock shall bear such legends as the Company may specify, until such time as the restrictions on the shares shall lapse, as determined by the Committee.

         (e) Supplemental Payments: Subject to the Committee's discretion, any Award under this Paragraph 6 may provide for a supplemental payment by the Company or a Subsidiary to a Participant after the exercise, payment or lapse of restrictions under the Award. Such supplemental payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

               (i) In the case of a Stock Option, the excess of Fair Market Value on the date of exercise over the Stock Option exercise price, multiplied by the number of shares for which such Stock Option is exercised, or

               (ii) In the case of a Stock Appreciation Right, Performance
                    Unit, Performance Share or Restricted Stock Award, the value of the shares and other consideration issued in payment of such Award.

7.       CONVERSION AWARDS - EMPLOYEES

         (a) Employees designated by the Committee may elect, subject to the following provisions and such terms and conditions as shall be determined by the Committee, to receive Share Units in exchange for cash compensation otherwise payable to such individuals by the Company:

               (i) Share Units may be acquired by an Employee at a per share exchange price of eighty-five percent of the Fair Market Value of a share of stock determined as of the Exchange Date.



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               (ii) Share Units issued to Employees shall be subject to those conditions, terms and restrictions as the Committee may require and which shall lapse with respect to twenty percent of such share units commencing on the first anniversary of the Exchange Date, with an additional forty percent becoming vested on the second anniversary date, and the remaining forty percent becoming vested on the third anniversary of the Exchange Date (the "Restricted Period").

         (b) At a time specified by the Committee, Employees may, at least six months prior to the Exchange Date for base salary and prior to the commencement of the applicable fiscal year of the Company for annual incentives, make an irrevocable election to defer up to one year's base salary and/or annual incentive (for purposes of this Paragraph, the "Deferral Amount") and exchange it for Share Units in accordance with the following provisions and such other terms, conditions and limitations as shall be determined by the Committee from time to time:

               (i) An Employee's base salary may be exchanged for Share Units in the following manner:

                    (1) If an Employee elects to receive Share Units, he or she shall receive that number of units equal in value to the Deferral Amount, as determined pursuant to Subparagraph (a)(i) above. The Deferral Amount shall be deducted from the Employee's base salary in equal installments beginning the month of the Exchange Date.

                    (2) Except as otherwise determined by the Committee, if the Employee's employment with the Company or a Subsidiary is terminated for any reason by the Company or Subsidiary or the Employee during the Restricted Period, all such non-vested share units shall be forfeited and returned to the Company and the Employee shall receive a payment equal to, (x) the lower of the Fair Market Value of the Share Units on the date of termination or the Deferral Amount, multiplied by (y) the percentage of the Deferral Amount collected by the Company prior to the date of termination.

               (ii) An Employee's annual incentive may be exchanged on the
                    Exchange Date for Share Units in the following manner:

                    (1) If an Employee elects to receive Share Units, he or she shall receive that number of units equal in value to the Deferral Amount, as determined pursuant to Subparagraph (a)(i) above.

                    (2) Except as otherwise determined by the Committee, if the Employee's employment with the Company or a Subsidiary is terminated for any reason by the Company or the Subsidiary or the


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                          Employee during the Restricted Period, all such
                          non-vested share units shall be forfeited and the Employee shall receive a payment equal to the lower of the Fair Market Value of the share units on the date of termination or the Deferral Amount.

         (c)   Dividends earned pursuant to the Share Units issued in (a) and
               (b) above, shall be reinvested in the form of additional Share Units.

         (d) Once the Share Units become vested, the Company shall make payment in the form of cash or stock, as determined by the Committee, in an amount equal to the Fair Market Value of the Share Units, at a time designated by the Committee.

8.       CONVERSION AWARDS - DIRECTORS

         Directors may make an irrevocable election, at least six months prior to the Exchange Date, to defer up to one year's cash retainer payments (for purposes of this Paragraph, the "Deferral Amount") in exchange for Share Units in accordance with the following provisions:

         (a) If a Director elects to receive Share Units, he or she shall receive, on the Exchange Date, that number of shares equal in value to the Deferral Amount using a per share exchange price of eighty-five percent of the Fair Market Value of a share of Stock determined as of the Exchange Date. The Deferral Amount shall be deducted in equal installments from the Director's retainer payments when such retainer payments are otherwise distributed, beginning the first quarter of the calendar year.

         (b) Share Units received by a Director shall be subject to the following restrictions for a period of five years (the "Restricted Period"):

                    (i) the Share Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period, and

                    (ii) the Director shall have remained in the service of the Company or a Subsidiary until the expiration of the Restricted Period.

         (c) Notwithstanding (b) (ii) above, in the event a Director's service with the Company or a Subsidiary is terminated after the Exchange Date but before the expiration of the Restricted Period, the following will occur:

                    (i) if such termination is due to death or disability, all such Share Units shall immediately vest, or

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                    (ii)  if such termination is for normal retirement (as
                          determined by the Committee), all such Share Units shall vest upon the expiration of the Restricted Period, or

                    (iii) if such termination is for any other reason than
                          specified in (c)(i) or (c)(ii) above, all such Share Units shall be forfeited and the Director shall receive a payment equal to (x) the lower of the Fair Market Value of the Share Units on the date of termination or the Deferral Amount, multiplied by (y) the percentage of the Deferral Amount collected by the Company prior to the date of termination.

         (d) Dividends earned pursuant to the Share Units issued in (a) above, shall be reinvested in the form of additional Share Units.

         (e) Once the Share Units become vested, the Company shall make payment in the form of Shares of Stock in an amount equal to the number of such Share Units. Payment shall be made within ninety days of vesting.

9.       STOCK OPTION EXERCISE

         (a) The exercise price for Stock Options issued under the Plan shall be paid in full when the Stock Option is exercised. The exercise price may be paid (i) in cash, (ii) in whole shares of Stock owned by the option holder at least six months prior to exercise, valued at Fair Market Value on the date of exercise, or (iii) by a combination of such methods of payment. In addition, a Stock Option holder may exercise the Stock Option by providing assurance from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Stock to be issued pursuant to the exercise of the Stock Option, such sale to be made at the direction of the Stock Option holder. In the case of Employees and Directors, the foregoing shall be subject to such terms, conditions and limitations as the Committee may specify from time to time.

         (b) The holder of a Stock Option shall have none of the rights of a shareholder until exercise of the Option and the issuance of shares of Stock pursuant to it.

10.      GENERAL RESTRICTIONS

         (a) The Committee may, in its sole discretion, elect to defer the exercise, vesting or payment of an Award (or any part thereof) granted under the Plan, except Awards granted to Nonemployee Directors under Paragraph 8 above, if necessary to avoid the loss of a deduction by the Company under Section 162(m) of the Code.

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11.      RIGHTS OF A PARTICIPANT

         A Participant receiving any Award under the Plan, unless otherwise provided by the Plan or decided by the Committee, shall have no rights as a shareholder unless and until certificates for shares of stock are issued to him.

12.      TERMINATION OF EMPLOYMENT OR SERVICE

         (a) Except as provided in Paragraphs 7 and 8, the effect of termination of a Participant's employment or service with the Company upon any outstanding Awards shall be determined by the Committee in its sole discretion as specified in the documentation evidencing a particular award.

         (b) Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or its Subsidiaries as an Employee or Director, or affect any right which the Company or such Subsidiaries may have to terminate the employment or service of such Participant. For purposes of this Plan and notwithstanding anything to the contrary contained elsewhere in this Plan, no termination of a Participant's employment or Board service with the Company within the meaning of this Plan shall be deemed to have occurred by virtue of the Company entering into any agreement with respect to, the public announcement of, the approval by the Company's shareholders or directors of, or the consummation of, any transaction or series of integrated transactions, if, prior to the occurrence of such transaction or series of integrated transactions, a majority of the Continuing Directors (as defined in Section 19 hereof) then in office determine that such transaction or series of integrated transactions should not be treated as a termination of a Participant's employment or Board service with the Company within the meaning of this Plan.

13.      WITHHOLDING

         The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Stock having a value equal to the amount required to be withheld. The value of the shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld shall be determined. The rules governing such withholding elections, including the date or dates by which such an election must be made, shall be determined by the Committee as necessary and in compliance with Rule 16b-3.



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14.      RESTRICTIONS ON TRANSFER

         Except as otherwise provided in this Paragraph 14, no Stock Option or other Award under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. The Committee may, in its sole discretion, when and if permitted by Rule 16b-3, establish guidelines providing for the irrevocable transfer, without payment of consideration, of any Stock Option, other than Incentive Stock Options, by the Participant to a member of the Participant's immediate family or to a trust or partnership whose beneficiaries are members of the Participant's immediate family. For purposes of this Paragraph 14, the term "immediate family" shall include the Participant's spouse, children and grandchildren.

15.      NON-UNIFORM DETERMINATIONS

         The Committee's determinations under the Plan (including without limitation determinations of the officers, Employees and Directors to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among Employees or Directors who receive, or are eligible to receive, Awards under the Plan, whether or not such Employees or Directors are similarly situated.

16.      ADJUSTMENTS IN STOCK AND RELATED ADJUSTMENTS

         In the event of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or other rights, stock dividend, stock split or reverse stock split, cash dividend, property dividend, including, without limitation, a distribution of the stock of a Subsidiary, combination or exchange of shares, repurchase of shares, or any other change in the capital structure of the Company in order to prevent dilution or enlargement of rights, the Committee shall determine the appropriate adjustments, if any, to (a) the number of shares of stock which may be issued under the Plan, (b) the number of shares issuable and the exercise price per share pursuant to an outstanding Award theretofore granted under this Plan and, (c) the number and kind of shares which may underlie an Award granted pursuant to Paragraph 5(d).

17.      AMENDMENT OR TERMINATION

         The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m), or Section 422 of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted without the written consent of the Participant.



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18.      DURATION OF THE PLAN

         The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Stock or the payment of cash, but no Award shall be granted more than ten years after the date the Plan is approved by the shareholders of the Company, which shall be the Plan's effective date.


19.      CHANGE IN CONTROL

         For purposes of the Plan, a "Change of Control" shall have occurred if:

         (a) Any corporation, person or other entity (other than the Company) makes a tender or exchange offer for shares of Stock and shares are purchased pursuant thereto ("Offer");

         (b) More than fifty percent of the Company Stock is acquired by any person or group;

         (c) During the period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period); or

         (d) The shareholders of the Company approve a definitive agreement to merge the Company with another corporation where the Company is not the surviving corporation or survives only as a subsidiary of another corporation, to consolidate the Company with another corporation, or sell or otherwise dispose of substantially all of the Company's assets.

         In the event of the occurrence of a Change of Control, then from and after the date of the first purchase of Stock pursuant to the offer, or the date on which public announcement of the acquisition of such percentage of stock shall have been made, or the date on which such change in the composition of the Board shall have occurred, or the date of any such shareholder approval, all Stock Options and Stock Appreciation Rights and other Awards granted pursuant to the Plan which remain outstanding shall automatically become exercisable in full, whether or not otherwise exercisable, and all other Awards under the Plan shall be vested as determined by the Committee. Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred by virtue of any of the events set forth above if, prior to the occurrence of such event, a majority of the Continuing Directors then in office determine that such event should not be treated as a "Change of Control" for purposes of this Plan. "Continuing Director" shall mean any member of the Board of Directors of the Company who is a member of the Board of Directors as of the date of this Agreement and any person who subsequently becomes a member of the


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         Board of Directors, if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

         20.      INTENT:  SEPARABILITY

         All Incentive Stock Options granted hereunder are intended to comply with Section 422 of the Code and, to the extent applicable, Section 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. This Plan and all Stock Options, stock appreciation rights, and other awards and rights granted hereunder are intended to satisfy the conditions of Rule 16b-3, as amended, and all provisions of this Plan and all Stock Options, Stock Appreciation Rights, and other awards and rights granted hereunder shall be construed in such manner as to effectuate that intent. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as it may be amended from time to time) or Sections 422 and 424 of the Code (as they may be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent that they so conflict with such requirements.

21.      GOVERNING LAW

         To the extent that Federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the state of Mississippi.


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